MARKETING SERVICES AGREEMENT


     This  AGREEMENT is made this day 24TH of APRIL, 1998 between HUMATECH, INC.
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hereinafter  referred  to  as  "MANUFACTURER"  and  CMS  PARTNERS  LTD. AND IT'S
ASSIGNS, 411 E. Hwy 67, Duncanville, Texas 75137, hereinafter referred to as "CMS".
                                  I.  RECITALS
     1.1 HUMATECH, INC. is a manufacturer and/or seller of those products listed in Attachment "A", incorporated herein by reference, and desires to secure the services of a marketing specialist to develop resources and products and to develop and execute programs that will generate sales of MANUFACTURER'S products with WAL*MART, INC., WAL*MART SUPER CENTERS, AND SAM'S CLUBS divisions of Wal*Mart Inc., 702 Southwest 8th Street, Bentonville, Arkansas 72716 in the United States and International.
     1.2 "CMS" desires to secure the exclusive rights to develop resources and products and to develop and execute programs for MANUFACTURER to WAL*MART, INC., WAL*MART SUPER CENTERS AND SAM'S CLUBS.
     In consideration of the premises, covenants and undertakings herein contained, it is hereby agreed as follows:
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                                 II.  AGREEMENT
     2.1 MANUFACTURER shall employ "CMS" as its sole and exclusive marketing specialist to develop resources and products and to develop and execute programs to generate sales of MANUFACTURER'S products for delivery to WAL*MART, INC., WAL*MART SUPER CENTER AND SAM'S CLUBS.
     2.2 Any negotiations by "CMS" for the account of MANUFACTURER shall be conducted in accordance with such prices, terms and conditions as are specified by MANUFACTURER.
     2.3 Any products or programs developed by "CMS" shall be subject to MANUFACTURER'S confirmation. "CMS" shall not incur any expenses or enter into any obligations, without MANUFACTURER'S authorization and direction.
     2.4 MANUFACTURER accepts full responsibility for granting credit to buyers. However, "CMS" shall furnish to MANUFACTURER'S credit department any information which it may have from time to time concerning the credit standing of WAL*MART, INC., WAL*MART SUPER CENTER AND SAM'S CLUBS and shall cooperate fully with the credit department in the qualification and collection of past due accounts.
     2.5  The  method   of   remuneration  for  "CMS"  from  MANUFACTURER  is  a
"Performance Fee", to be negotiated by both parties. See attachment "B", incorporated herein by reference.
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     2.6  "CMS", its officers, employees, agents, successors, and assigns, shall
indemnify   MANUFACTURER,  its  officers,  employees,  agents,  successors,  and assigns, against any loss, liability, damage or claim that may occur or arise due to acts or omissions of "CMS", its officers, employees, agents, successors, and assigns, in the course of performance of this agreement.
     2.7 MANUFACTURER, its officers, employees, agents, successors, and assigns shall indemnify "CMS", its officers, employees, agents, successors, and assigns, against any loss, liability, damage or claim that may occur or arise due to acts or omissions of MANUFACTURER, its officers, employees, agents, successors, and assigns, including injuries to persons (including death) and damage to or destruction of property caused by any products of MANUFACTURER, including products and/or packaging proposed by "CMS" and accepted or approved by MANUFACTURER.
     2.8 The laws of the State of Texas shall govern the application and interpretation of this agreement, and all litigation pursuant to this agreement shall be conducted in Dallas County of the State of Texas. Likewise, the party which prevails in any legal proceeding hereunder shall be entitled to have its reasonable attorney fees and court costs, at trial and on appeal, paid by the losing party.
     2.9 If the parties hereto shall comply with all the terms and conditions of this agreement, then this agreement shall begin on the date hereof, and thereafter shall continue in full force and effect, provided that either party
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may  terminate  this  contract by giving one year's (365 days) written notice to the other party of its desire to terminate this agreement. Upon termination of the Agreement for any reason, "CMS" shall be entitled to all fees, as defined herein, which qualify for remuneration to "CMS" hereunder, and which are dated or communicated to MANUFACTURER prior to the effective date of termination.
2.10 "CMS" shall deliver to MANUFACTURER all papers and other materials related to the work performed under this agreement upon termination thereof, except that "CMS" reserves the right to retain any creative materials solely developed by "CMS" which are not related in their entirety to the work performed by "CMS" under this agreement.
     2.11 MANUFACTURER shall assume liability for any non-cancelable contracts made by "CMS" in accordance with the terms of this contract on MANUFACTURER'S behalf prior to termination. Except as specifically set forth in this section, all rights and liabilities of the parties arising out of this contract shall cease on the date of termination hereof.
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     IN  WITNESS  WHEREOF,  MANUFACTURER and "CMS" have signed this agreement by their duly  authorized  representatives.
HUMATECH,  INC.                         CMS PARTNERS, LTD.
                                        D. LOTT, INC. GENERAL PARTNER



By: /s/  David  G.  Williams            By: /s/  Dalton  L.  Lott
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Title:  President                       Title:  President

Date:  04-24-98                    Date:  04-29-98
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                                  ATTACHMENT A
                                    PRODUCTS

All equipment and products currently manufactured or sold by Humatech, Inc. are included in the scope of this marketing services agreement and such other products as may be added by mutual agreement from time to time.

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                                  ATTACHMENT B
                                  COMPENSATION

The method of compensation for CMS PARTNERS, LTD. from MANUFACTURER is a performance fee based on TEN PERCENT (10%) of the net invoiced sales of MANUFACTURER'S products to WAL*MART, INC. AND WAL*MART SUPER CENTERS, SAM'S CLUBS AND INTERNATIONAL. MANUFACTURER shall pay CMS PARTNERS LTD. the amount specified herein not later than on the 15th day of the month following the month in which the product sales are invoiced, or ten days after receipt of payment from customers, whichever is later.
Commission  checks  should  be  made  out  the  following:
     CMS  Partners,  Ltd.
     P.O.  Box  381146
     Duncanville,  TX  75137
     Federal  Tax  ID  #75-2625976
Please  return  signed  contracts  to  Janie  Jaynes  at  the  above  address.

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                                  ATTACHMENT C

Performance fees will also be paid to CMS under the terms of this agreement for sales to Price-Costco, BJ's Wholesale Clubs and other accounts as may be added by mutual agreement from time to time.